UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 5, 2015 Date of report (Date of earliest event reported)

LifeLock, Inc. (Exact Name of Registrant as Specified in Charter)

Delaware	001-35671	56-2508977
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

60 East Rio Salado Parkway, Suite 400 Tempe, Arizona 85281 (Address of principal executive offices and zip code) (480) 682-5100 (Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
2014 Bonus Amounts for Named Executive Officers
In September 2012, our board of directors and stockholders approved a performance bonus plan (the “Performance Bonus Plan”). Under the Performance Bonus Plan, each eligible employee, including our named executive officers, has a target cash bonus amount (expressed as a percentage of base salary) that becomes payable upon the achievement of certain corporate performance metrics and individual performance.
For fiscal 2014, the Performance Bonus Plan was funded by the achievement of corporate financial performance objectives tied to our revenue, adjusted EBITDA, and net member growth for fiscal 2014, with the revenue and adjusted EBITDA objectives each representing 37.5% of the cash incentive bonus pool and the net member growth objective representing 25% of the cash incentive bonus pool. Our compensation committee determined the threshold, target, and maximum levels for each of these performance objectives in consultation with management and taking into account our performance in fiscal 2013. For fiscal 2014, our threshold, target, and maximum revenue was $443.4 million, $460.3 million, and $477.2 million, respectively; our threshold, target, and maximum adjusted EBITDA was $46.5 million, $53.5 million, and $60.5 million, respectively; and our threshold, target, and maximum net member growth was 431,400, 531,400 and 631,400, respectively. Our compensation committee set these threshold, target, and maximum levels to be aggressive, yet achievable, with diligent effort during the fiscal year. Our compensation committee approved certain adjustments to the calculation of the performance objectives for certain events occurring during the year. We achieved a 191.1% payout on our target revenue goal, a 184.6% payout on our target adjusted EBITDA goal, and a 200.0% payout on our target net member growth goal for fiscal 2014.
On February 5, 2014, our compensation committee, with recommendations from our chief executive officer and, with respect to Donald M. Beck, our president, determined the actual bonus payouts to our named executive officers, which included our compensation committee’s subjective assessment of the level of achievement of each named executive officer’s individual performance objectives during the fiscal year. Based on our performance in fiscal 2014 and the individual contributions of each of our named executive officers, our compensation committee awarded the named executive officers cash bonuses under the Performance Bonus Plan for fiscal 2014 in the amounts shown in the table below:

Name	Position	Bonus Amount
Todd Davis	Chairman and Chief Executive Officer	$875,000
Hilary A. Schneider	President	$520,625
Chris G. Power	Chief Financial Officer	$367,500
Clarissa Cerda	Executive Vice President, Chief Legal Officer and Secretary	$293,125
Donald M. Beck	Senior Vice President, Enterprise Sales & Alliances	$132,332
The foregoing is only a brief description of the material terms of the Performance Bonus Plan, and does not purport to be complete and is qualified in its entirety by reference to the Performance Bonus Plan previously filed with the Securities and Exchange Commission.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIFELOCK, INC.
Date:	February 11, 2015	By:	/s/ Todd Davis
Todd Davis
Chairman and Chief Executive Officer